Exhibit 99.1

Velodyne Lidar Reports Second Quarter 2022 Financial Results
- Revenue of $11.5 million and billings of $12.5 million

SAN JOSE – August 8, 2022 – Velodyne Lidar, Inc. (NASDAQ: VLDR, VLDRW), a leading lidar company known worldwide for its broad portfolio of breakthrough lidar technologies, today announced financial results for its second quarter, which ended June 30, 2022.

“We saw strong customer traction in the second quarter across all three of our target markets: industrial and robotics, intelligent infrastructure and autonomous vehicles,” said Dr. Ted Tewksbury, CEO of Velodyne Lidar. “Thanks to solid execution by our operations team, we delivered sequential revenue growth in the face of continuing supply chain headwinds.

“We remain intensely focused on our dual goals of delivering intelligent vision solutions to our customers while scaling lidar into a profitable growth business with attractive shareholder returns,” said Dr. Tewksbury. “With our growth strategy defined and well underway, we are executing on several initiatives to expand gross margin and reduce costs. These actions are necessary to align our expense structure with current revenue expectations over the next 4 to 6 quarters. In parallel, we are investing selectively in strategic products that will be key to our long-term objectives.”

Second Quarter 2022 Financial Summary

•Total revenue was approximately $11.5 million and includes an approximately $1.0 million impact of the Amazon warrant. This compares with total revenue of $6.2 million, which included a $5.3 million impact of the Amazon warrant, in the prior quarter.
•Total product revenue was $9.7 million. This compares with $4.4 million, which included a $5.3 million impact of the Amazon warrant, in the first quarter of 2022.
•License and services revenue was $1.9 million, compared with $1.8 million in the first quarter of 2022.
•Billings were $12.5 million, compared with $11.5 million in the first quarter of 2022. Billings continue to be impacted by supply chain constraints, which were partially mitigated by price increases.
•GAAP gross loss was $7.1 million. This compares with a GAAP gross loss of $9.3 million in the first quarter of 2022. The second quarter gross loss was negatively impacted by $2.2 million from the discontinuation of a product line.
•Non-GAAP gross loss was $4.2 million. This compares with a non-GAAP gross loss of $8.8 million in the first quarter of 2022.
•GAAP operating expenses were $37.5 million, compared with $39.6 million in the first quarter of 2022.
•Non-GAAP operating expenses were $31.8 million, compared with $35.1 million in the first quarter of 2022. The reduction was partially due to initial cost containment strategies implemented during the quarter.
•GAAP net loss was $44.3 million, $(0.22) per share. This compares with a GAAP net loss of $49.1 million, or $(0.25) per share in the first quarter of 2022.

•Non-GAAP net loss was $35.7 million, or $(0.18) per share. This compares with a non-GAAP net loss of $44.0 million, or $(0.22) per share in the first quarter of 2022.
•The Company had $229.2 million in cash and short-term investments at June 30, 2022, compared with $256.4 million at March 31, 2022.

A reconciliation between historical GAAP and non-GAAP information is provided in the tables below.

Third Quarter 2022 Outlook
“We entered the third quarter with robust demand. Once again, however, supply constraints challenge our ability to fulfill this demand,” said Dr. Tewksbury. “Due to these continuing external factors, we expect billings to be between $10 million and $12 million and revenue to be between $8 million and $11 million. The difference is due to estimated non-cash contra revenue of between $1 million and $2 million related to the Amazon warrants.”

Recent Corporate Highlights
•Boston Dynamics, a global robotics market leader, selected Velodyne’s high performance sensors to enhance and extend the capabilities of their automated, highly mobile robots.
•Helsinki, Finland, selected Velodyne’s Intelligent Infrastructure Solution (IIS) for their traffic safety improvement project.
•Velodyne’s IIS won the Geobuiz Summit Award for excellence in the Mapping Technology category. The Geobuiz Summit is held by Geospatial World, a premier media outlet that advances geospatial knowledge in the world economy and society.
•Elected Andy Mattes, former CEO of Coherent, Inc., and former CEO of Diebold Nixdorf, to the Board of Directors.
•Strengthened the leadership team with appointment of Mark Weinswig as Chief Financial Officer.

Conference Call Information
Velodyne will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time today, August 8, 2022. Participants in the United States and Canada can access the call by dialing 844-890-1797 or 412-317-5487. The live and recorded webcast will be accessible on Velodyne’s investor relations website at here. A telephonic replay of the conference call will be available through August 22, 2022. To access the replay, parties in the United States and Canada should call or 412-317-0088 and entering the passcode 1217170.

Billings Metric
The second quarter of 2022 includes the accounting for the warrants associated with the Amazon agreement that was announced on February 4, 2022. The primary impact for the accounting of the Amazon warrants is that reported revenues will diverge from cash flow.

As a result, Velodyne is expanding the financial information it will report to provide more perspective on the company’s underlying business performance by including a billings metric. Billings represents the dollar value of products and services provided during the current period and invoiced to the customer.

Management uses this metric to track commercial growth, establish performance targets, and make budgeting and operating decisions. Billings does not include the effect of the contra revenue associated with the Amazon warrants.

Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (GAAP), we believe the non‑GAAP measures of non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expenses, non‑GAAP operating loss, non-GAAP net loss, and non‑GAAP net loss per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude a discontinued product line, stock-based compensation and related employer payroll taxes, litigation settlements and amortization of acquisition-related intangibles assets. We believe that non‑GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non‑GAAP information to supplement their GAAP results. The non‑GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly‑titled non‑GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are used in this press release.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "believe", "may", "will", "should", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: the impact on our operations and financial condition from the effects of the current COVID-19 pandemic both on Velodyne’s business and those of its customers and suppliers; supply chain issues in the semiconductor market; Velodyne’s ability to execute its business plan; the timing of revenue from existing customers, including uncertainties related to the ability of Velodyne’s customers to commercialize their products and the ultimate market acceptance of these products; uncertainties related to Velodyne Lidar’s estimates of the size of the markets for its products and future revenue opportunities, including projects that are not yet signed or awarded; charges related to the vesting of the Amazon Warrant; the rate and degree of market acceptance of Velodyne Lidar’s products in a variety of industries; the success of other competing lidar and sensor-related products and services that exist or may become available; rising costs adversely affecting Velodyne’s profitability; uncertainties related to Velodyne Lidar’s current litigation and potential litigation involving Velodyne Lidar or the validity or enforceability of Velodyne Lidar’s intellectual property; Velodyne Lidar’s ability to partner with and rely on third party manufacturers; general economic and market conditions impacting demand for Velodyne Lidar’s products and services; and changes in applicable laws or regulations.

Given these factors, as well as other variables that may affect Velodyne Lidar’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release relate only to events as of the date hereof. Velodyne Lidar undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Velodyne Lidar, Inc.
Velodyne Lidar (Nasdaq: VLDR, VLDRW) ushered in a new era of autonomous technology with the invention of real-time surround view lidar sensors. Velodyne, the global leader in lidar, is known for its broad portfolio of breakthrough lidar technologies. Velodyne’s revolutionary sensor and software solutions provide flexibility, quality and performance to meet the needs of a wide range of industries, including autonomous vehicles, advanced driver assistance systems (ADAS), robotics, unmanned aerial vehicles (UAV), smart cities and security. Through continuous innovation, Velodyne strives to transform lives and communities by advancing safer mobility for all. For more information, visit www.velodynelidar.com.

Investor Contact
Jim Fanucchi
Darrow Associates, Inc.
InvestorRelations@velodyne.com

Media Contact:
Codeword
Liv Allen
velodyne@codeword.com

VELODYNE LIDAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$77,024	$24,064
Short-term investments	152,185	270,357
Accounts receivable, net	7,085	8,881
Inventories, net	13,467	9,299
Prepaid and other current assets	9,545	14,822
Total current assets	259,306	327,423
Property, plant and equipment, net	13,603	14,710
Operating lease right-of-use (ROU) assets	16,557	16,891
Goodwill	1,189	1,189
Intangible assets, net	448	724
Contract assets	9,182	12,962
Other assets	1,557	1,522
Total assets	$301,842	$375,421
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,445	$5,105
Accrued expense and other current liabilities	28,133	33,028
Operating lease liabilities, current	2,896	2,623
Contract liabilities, current	5,347	6,348
Total current liabilities	44,821	47,104
Operating lease liabilities, non-current	14,646	15,210
Contract liabilities, non-current	10,740	12,740
Long-term tax liabilities	449	443
Other long-term liabilities	988	661
Total liabilities	71,644	76,158
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	22	20
Additional paid-in capital	851,132	825,988
Accumulated other comprehensive loss	(1,203)	(412)
Accumulated deficit	(619,753)	(526,333)
Total stockholders’ equity	230,198	299,263
Total liabilities and stockholders’ equity	$301,842	$375,421

VELODYNE LIDAR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenue:
Product	$9,652	$4,362	$11,970	$14,014	$22,563
License and services	1,855	1,818	1,626	3,673	8,759
Total revenue	11,507	6,180	13,596	17,687	31,322
Cost of revenue:
Product	18,347	15,196	19,210	33,543	34,839
License and services	257	267	170	524	349
Total cost of revenue	18,604	15,463	19,380	34,067	35,188
Gross loss	(7,097)	(9,283)	(5,784)	(16,380)	(3,866)
Operating expenses:
Research and development	18,757	21,297	17,009	40,054	35,387
Sales and marketing	5,340	6,005	47,176	11,345	54,251
General and administrative	13,430	12,317	19,133	25,747	36,169
Total operating expenses	37,527	39,619	83,318	77,146	125,807
Operating loss	(44,624)	(48,902)	(89,102)	(93,526)	(129,673)
Interest income	294	227	109	521	212
Interest expense	—	(3)	(41)	(3)	(77)
Other income (expense), net	(110)	4	10,136	(106)	10,119
Loss before income taxes	(44,440)	(48,674)	(78,898)	(93,114)	(119,419)
Provision for (benefit from) income taxes	(141)	447	339	306	635
Net loss	$(44,299)	$(49,121)	$(79,237)	$(93,420)	$(120,054)
Net loss per share:
Basic and diluted	$(0.22)	$(0.25)	$(0.41)	$(0.47)	$(0.63)
Weighted-average shares used in computing net loss per share:
Basic and diluted	198,947,058	198,166,060	193,002,807	198,414,502	191,123,251

VELODYNE LIDAR, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Gross loss on GAAP basis	$(7,097)	$(9,283)	$(5,784)	$(16,380)	$(3,866)
Gross margin on GAAP basis	(62)%	(150)%	(43)%	(93)%	(12)%
Discontinued product line	2,151	—	—	2,151	—
Stock-based compensation and related employer payroll taxes	767	528	451	1,295	1,262
Gross loss on non-GAAP basis	$(4,179)	$(8,755)	$(5,333)	$(12,934)	$(2,604)
Gross margin on non-GAAP basis	(36)%	(142)%	(39)%	(73)%	(8)%

Operating expenses on GAAP basis	$37,527	$39,619	$83,318	$77,146	$125,807
Stock-based compensation and related employer payroll taxes	(5,600)	(4,474)	(53,624)	(10,074)	(66,969)
Legal settlements	—	—	(2,245)	—	(1,245)
Amortization of acquisition-related intangible assets	(96)	(96)	(97)	(192)	(193)
Operating expenses on non-GAAP basis	$31,831	$35,049	$27,352	$66,880	$57,400

Operating loss on GAAP basis	$(44,624)	$(48,902)	$(89,102)	$(93,526)	$(129,673)
Discontinued product line	2,151	—	—	2,151	—
Stock-based compensation and related employer payroll taxes	6,367	5,002	54,075	11,369	68,231
Legal settlements	—	—	795	—	1,245
Amortization of acquisition-related intangible assets	96	96	97	192	193
Operating loss on non-GAAP basis	$(36,010)	$(43,804)	$(34,135)	$(79,814)	$(60,004)

Other income (expense), net on GAAP basis	$(110)	$4	$10,136	$(106)	$10,119
Gain from forgiveness of PPP loan	—	—	(10,124)	—	(10,124)
Other income (expense), net on non-GAAP basis	$(110)	$4	$12	$(106)	$(5)

Net loss on GAAP basis	$(44,299)	$(49,121)	$(79,237)	$(93,420)	$(120,054)
Discontinued product line	2,151	—	—	2,151	—
Stock-based compensation and related employer payroll taxes	6,367	5,002	54,075	11,369	68,231
Legal settlements	—	—	795	—	1,245
Amortization of acquisition-related intangible assets	96	96	97	192	193
Gain from forgiveness of PPP loan	—	—	(10,124)	—	(10,124)
Net loss on non-GAAP basis	$(35,685)	$(44,023)	$(34,394)	$(79,708)	$(60,509)

Net loss per share on GAAP basis
Basic and diluted	$(0.22)	$(0.25)	$(0.41)	$(0.47)	$(0.63)
Weighted-average shares on GAAP basis
Basic and diluted	198,947,058	198,166,060	193,002,807	198,414,502	191,123,251
Net loss per share on non-GAAP basis
Basic and diluted	$(0.18)	$(0.22)	$(0.18)	$(0.40)	$(0.32)
Weighted-average shares on non-GAAP basis
Basic and diluted	198,947,058	198,166,060	193,002,807	198,414,502	191,123,251